UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2014

LeMaitre Vascular, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-33092

Delaware	04-2825458
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

63 Second Avenue

Burlington, MA 01803

(Address of principal executive offices, including zip code)

781-221-2266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 25, 2014, LeMaitre Vascular, Inc. (the “Company”) issued a press release regarding its financial and operational results for the fourth quarter ended December 31, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Report.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On February 18, 2014, the Company committed to a plan intended to improve operational efficiencies, which includes a reduction in force of approximately 10% of the workforce and other cost-cutting measures. The Company anticipates that it will complete the implementation of the plan during the first quarter of 2014. The Company estimates that it will incur total expenses relating to termination benefits of between approximately $200,000 and $400,000, all of which represent cash expenditures. The Company expects to record the majority of these charges in 2014.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2014, the Compensation Committee of the Board of Directors of the Company adopted an Amended and Restated Management Incentive Compensation Plan (the “Plan”). The Plan governs awards of bonus compensation to be paid to executive officers of the Company and other participants recommended by our Chief Executive Officer and approved by the Compensation Committee. Each participant’s actual bonus amount is determined based on corporate goals achieved by the Company and individual goals achieved by that participant. The Plan is administered by the Compensation Committee, which in its sole discretion determines whether any prescribed goals have been achieved. The Compensation Committee may also elect to award bonus payments in amounts smaller than or greater than the target bonus amounts that would otherwise be suggested by the Plan, in its sole discretion. The Compensation Committee may cancel, alter or amend the Plan at any time.

A copy of the Plan is set forth as Exhibit 10.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are furnished or filed as part of this Report, as applicable:

(d)	Exhibits.

Exhibit No.	Description

10.1	LeMaitre Vascular, Inc. Amended and Restated Management Incentive Compensation Plan.

99.1	Press release issued by LeMaitre Vascular, Inc. on February 25, 2014.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LeMaitre Vascular, Inc.

Date: February 25, 2014	By:	Joseph P. Pellegrino, Jr.
/s/ JOSEPH P. PELLEGRINO, JR.
Joseph P. Pellegrino, Jr. Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	LeMaitre Vascular, Inc. Amended and Restated Management Incentive Compensation Plan.

99.1	Press release issued by LeMaitre Vascular, Inc. on February 25, 2014.